                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 10.30

                          BLENDED AGGREGATE STOP LOSS
                              REINSURANCE AGREEMENT

ARTICLE                                                                                                         PAGE
-------                                                                                                         ----

COVERAGE..........................................................................................................1
LIABILITY OF THE REINSURERS.......................................................................................1
TERM..............................................................................................................1
TERRITORY.........................................................................................................1
EXCLUSIONS........................................................................................................2
DEFINITIONS.......................................................................................................2
RETENTION AND LIMIT...............................................................................................2
ULTIMATE NET LOSS.................................................................................................3
NET RETAINED LIABILITY............................................................................................4
PREMIUM AND MARGIN................................................................................................4
EXPERIENCE ACCOUNT................................................................................................4
CANCELLATION......................................................................................................5
REPORTS AND REMITTANCES...........................................................................................5
LOSS SETTLEMENTS AND PAYMENTS.....................................................................................5
COMMUTATION AND PROFIT COMMISSION.................................................................................6
OTHER REINSURANCE.................................................................................................6
OFFSET............................................................................................................6
EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY.........................................................6
SPECIAL TERMINATION...............................................................................................7
SALVAGE AND SUBROGATION...........................................................................................8
DELAYS, ERRORS OR OMISSIONS.......................................................................................8
AMENDMENTS........................................................................................................8
ACCESS TO RECORDS.................................................................................................8
INSOLVENCY........................................................................................................9
ARBITRATION.......................................................................................................9
CONFIDENTIALITY..................................................................................................11
TAXES............................................................................................................12
CURRENCY ........................................................................................................12
SERVICE OF SUIT..................................................................................................12
AGENCY...........................................................................................................13
SEVERABILITY.....................................................................................................13
GOVERNING LAW....................................................................................................13


                           BLENDED AGGREGATE STOP LOSS
                              REINSURANCE AGREEMENT

            THIS AGREEMENT is made and entered into by and between
          The insurance subsidiaries of CRUM & FORSTER HOLDINGS, INC., including but not limited to the following entities:

                 UNITED STATES FIRE INSURANCE COMPANY, New York CRUM and FORSTER INSURANCE COMPANY, New Jersey
                  THE NORTH RIVER INSURANCE COMPANY, New Jersey
                  CRUM & FORSTER UNDERWRITERS Co. OF OHIO, Ohio
                   CRUM & FORSTER INDEMNITY COMPANY, New York
                       (hereinafter called the "Company")

of the one part, and the various Reinsurers as identified by the Interests and Liabilities Agreements attaching to and forming a part of this Agreement (hereinafter called the "Reinsurers") of the other part.

The parties hereto agree as herein below, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:


COVERAGE
--------

The Reinsurers will indemnify the Company in respect to losses under all policies written by the Company.


LIABILITY OF THE REINSURERS
---------------------------

The liability of the Reinsurers will follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers, interpretations and modifications of the Company's policies and any endorsements thereon.


TERM
----

This Agreement will apply to all losses occurring and/or claims made and/or losses discovered during the period from January 1, 2000, to December 31, 2002, both days inclusive, on inforce, new and renewal business.


TERRITORY
---------

The territorial scope of this Agreement will follow that of the Company's policies.

EXCLUSIONS
----------

This Agreement does not apply to and specifically excludes the following:

A. Loss caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion, or revolution or any act or condition incidental to any of the foregoing. This exclusion will not be more limiting than the war exclusion in any policy issued by the Company that is subject to this Agreement.

B. Loss or liability excluded by the Solvency Funds Exclusion Clause attached to this Agreement.

C. Loss or liability excluded by the Nuclear Incident Exclusion Clauses -- Liability -- Reinsurance, U.S.A. and Canada and Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide excluding U.S.A. & Canada), attached to this Agreement.


DEFINITIONS
-----------

The following definitions will apply to this Agreement:

A. "Claims made" will mean those claims first made against the insured during the policy period and occurring on or after the retroactive date, if any.

B. "Subject Net Earned Premium Income" will mean all subject gross earned premium less the earned portion of premium paid for inuring reinsurance.

C. "Occurrence," unless defined otherwise in the policies reinsured hereunder, will mean each and every disaster, casualty, accident or loss or series of disasters, casualties, accidents, or losses arising out of one event.

D. "Policies" will mean all policies, binders, contracts, or agreements of insurance or reinsurance, whether written or oral.


RETENTION AND LIMIT
-------------------

The Reinsurer will indemnify the Company as follows:

Year 1: The Reinsurer will not be liable hereunder until the Company's Ultimate Net Loss exceeds 66.0% of its Subject Net Earned Premium Income (such percentage referred to as the "Year 1 Retention") and then the Reinsurer will be liable for the amount of the Company's Ultimate Net Loss in excess of the Year 1 Retention, subject to a maximum annual limit of liability to the Reinsurer of 15% of the Company's Subject Net Earned Premium Income.

Year 1 will not include the Ultimate Net Loss and Subject Net Earned Premium Income arising out of the insurance subsidiaries of Sen-Tech International Holdings, Inc.

Year 2: The Reinsurer will not be liable hereunder until the Company's Ultimate Net Loss exceeds 73% of its Subject Net Earned Premium Income (such percentage referred to as the "Year 2 Retention") and then the Reinsurer will be liable for the amount of the Company's Ultimate Net Loss in excess of the Year 2 Retention, subject to a maximum annual limit of liability to the Reinsurer of 15% of the Company's Subject Net Earned Premium Income.

Year 3: The Reinsurer will not be liable hereunder until the Company's Ultimate Net Loss exceeds 70% of its net Subject Net Earned Premium Income (such percentage referred to as the "Year 3 Retention") and then the Reinsurer will be liable for the amount of the Company's Ultimate Net Loss in excess of the Year 3 Retention, subject to a maximum annual limit of liability to the Reinsurer of 15% of the Company's Subject Net Earned Premium Income.

Notwithstanding anything to the contrary, the maximum annual dollar limit shall be $125 million Ultimate Net Loss in Year 1, $150 million Ultimate Net Loss in Year 2 and $150 million Ultimate Net Loss in Year 3.

The Company may choose to decrease the Year 1, Year 2 and/or Year 3 Retention by up to 5 percentage points, in one percentage point increments, for any year or years above. This election must be exercised by March 1st following the end of the applicable accident year. For every 1% reduction in the Year 1, Year 2 and/or Year 3 Retention the maximum annual limit of liability for the year or years in which the reduction occurs will increase by 1%.


ULTIMATE NET LOSS
-----------------

"Ultimate Net Loss" as used in this Agreement will mean the actual loss or losses paid or payable by the Company including loss reserves, reserves for loss expense (as described below) and reserves for loss and loss expense incurred but not reported (IBNR) in respect of losses occurring and/or claims made and/or losses discovered as per underlying coverage during the term of this Agreement. Ultimate Net Loss shall include 100% of any extra contractual obligations and excess limits liability after making deductions for all recoveries, salvage, and inuring reinsurance (whether collectible or ,not). Ultimate Net Loss will include net retained loss expense (including outside loss expense as defined by the Company) paid or payable by the Company in the investigation, appraisal, adjustment litigation and/or defense of claims under policies reinsured hereunder as well as court costs, costs of supersedes and appeal bonds, pre/post judgment interest costs and expense of declaratory judgment actions, being costs incurred in connections with the determination of the Company's coverage obligations, and legal actions connected therewith, but will not include internal office expenses, salaries, per them or other remuneration of regular employees.

All salvages, recoveries or reinsurance received subsequent to any loss settlement hereunder shall be applied as if received prior to the settlement, and all necessary adjustments will be made by the parties hereto. Nothing in this definition means that losses under this Agreement are not recoverable until the Company's Ultimate Net Loss has been ascertained.

NET RETAINED LIABILITY
----------------------

This Agreement will apply only to that portion of any insurance or reinsurance that the Company retains net for its own account, and such portion will be used in calculating the amount of any loss hereunder as well as the amount in excess of which this Agreement attaches. The amount of the Reinsurers' liability hereunder with respect to any loss will not be increased by the inability of the Company to collect from any other reinsurers any amounts that may have become due from them, whether such inability arises from the insolvency of such reinsurers or otherwise.


PREMIUM AND MARGIN
------------------

Premium: 5% of the cumulative Subject Net Earned Premium Income payable in quarterly installments within 60 days after the end of each quarter.

          If the Company elects to reduce the Retention of a covered year, an additional premium will be due equal to 0.33% for each 1% increment, multiplied by the applicable annual Subject Net Earned Premium Income.

Margin: $400,000 payable on January 1, 2000, plus .0749% (.30% annual rate compounded quarterly) applied to the difference between the average quarterly ceded unpaid Ultimate Net Loss and the average quarterly balance in the Experience Account, payable quarterly 60 days after the end of each quarter. The annual rate will increase .20% to .50% in year 2005, and increase by an additional .10% for every year thereafter, subject to a maximum annual rate of 1.20%.

          The minimum annual Margin is $100,000 for all years after 2005, up to and including the year of commutation or novation, if any.

          In the event of commutation or novation, the cumulative Margin paid will be no less than 2% of the difference between the cumulative ceded Ultimate Net Loss and the cumulative ceded Premium or $500,000 if the contract is commuted or novated before March 1, 2001, $750,000 if the contract is commuted or novated before March 1, 2002, and $1 million if the contract is commuted or novated before March 1, 2003, whichever is greater. Any additional Margin will be paid within 5 days of commutation or novation.


EXPERIENCE ACCOUNT
------------------

A notional Experience Account shall be calculated by the Reinsurer quarterly, and maintained until there is a complete and final release of all of the Reinsurer's obligations to the Company under this Agreement.

The Experience Account balance at any given time will be calculated as follows:

1.   Cumulative premium paid hereunder, if any, excluding Margin, plus

2. Cumulative Investment Credit (sum of all Investment Credits calculated to date), less

3. The amount of paid loss and loss expense recovered or recoverable hereunder.


The Investment Credit shall be equal to 1.8245% per quarter (7.5% annual rate compounded quarterly) applied to the average quarterly balance of the Experience Account for each quarter and credited to the Experience Account at the end of each quarter.

The Experience Account fee shall be equal to .06244% (.25% annual rate compounded quarterly) of the average quarterly balance of the Experience Account for each quarter and shall be paid to the Reinsurer quarterly 60 days after the end of each quarter.


CANCELLATION
------------

The Company shall have the right to cancel effective any quarter end by providing thirty (30) days notice by certified or registered mail to the Reinsurer. The Reinsurer will be fully and completely liable for all liability during the period the contract was in effect prior to cancellation unless the Commutation And Profit Commission clause is invoked.


REPORTS AND REMITTANCES
-----------------------

The Company will furnish the Reinsurers with a quarterly report within 60 days following the end of each calendar quarter, indicating the following:

a)   Cumulative Subject Net Earned Premium Income.

b) Summary of subject loss and loss expense paid during the year, and inception to date.

c) Summary of subject loss reserves and loss expense reserves including a report of incurred but not reported amounts.

d) The amount of Ultimate Net Loss (as defined) in excess of the Year 1, Year 2 and/or Year 3 Retention hereunder; and

e)   A report detailing the activity of the Experience Account.

f) Premiums, Margins and Fees to be paid within 60 days following the last day of the quarter.


LOSS SETTLEMENTS AND PAYMENTS
-----------------------------

All settlements made by the Company, provided they are within the terms of this Agreement, will be unconditionally binding on the Reinsurers.

Any payments made by the Reinsurers shall be due quarterly in arrears within 60 days or 15 days following the receipt of the reports, whichever is later.

COMMUTATION AND PROFIT COMMISSION
---------------------------------

At December 31, 2000, or at any time thereafter, this agreement may be commuted in respect of all subject losses which are unsettled, if the valuation of such losses and all other terms of the commutation are mutually agreed by the Company and the Reinsurer. If the Experience Account is in a positive position following commutation, then the positive balance shall be released to the Company as Profit Commission on the date of Commutation. Upon commutation the Reinsurer will be completely and fully released from all liability hereunder.


OTHER REINSURANCE
-----------------

The Company is permitted to purchase facultative reinsurance and/or treaty reinsurance and to deduct the premium for such reinsurance that inures to the benefit of this Agreement.


OFFSET
------

The Company and each Reinsurer hereunder will be entitled to deduct from amounts due to the other party under this Agreement any amounts due itself from the other party under this Agreement; however, in the event of the insolvency of any party hereto, offset will be in accordance with applicable law.


EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY
---------------------------------------------------------

This Agreement will cover any losses arising from claims related extra contractual obligations and/or excess limits liability.

"Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

"Excess limits liability" as used in this Agreement will mean damages payable in excess of the policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. Excess limits liability is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

The date on which any extra contractual obligation and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the occurrence under the Company's occurrence policy and/or the date of the first claim made against the Company's claims made policy. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. In no event will the total liability of the Reinsurers exceed their applicable limit of liability as set forth in the Retention and Limit Article.

If any provision of this Article will be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.


SPECIAL TERMINATION
-------------------

The Reinsurer may terminate this Agreement before 3/1/2001 or 3/1/2002 upon the happening of any of the following circumstances:

1. A state insurance department or other legal authority orders the Company to stop writing business, or

2. The Company has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations, or

3. The Company and/or Fairfax Financial Holdings, Ltd.'s audited Canadian GAAP Equity has been reduced by 20% of the amount of the audited Canadian GAAP Equity as of 1/l/2000, or has lost any part of, or has reduced its paid-up capital since 1/1/2000, or

4. The Company and/or Fairfax Financial Holdings, Ltd. has become merged with, acquired, or ultimately controlled by any company, corporation, or individual(s) not controlling their operations previously, or

5. The Company and/or Fairfax Financial Holdings, Ltd. receives a rating downgrade from its rating as of 1/1/2000 from A.M. Best's (lower than B++), Moody's (lower than Baa3), or Standard & Poor's (lower than BBB) and/or are put on rating watch with negative implications by any of these rating agencies.

6. The Reinsurer determines that there is inadequate retrocessional protection for its liabilities and obligations under this Agreement, in that the insurance regulatory authorities having jurisdiction over its reserves, would find the funding of such reserves under the retrocessional agreement unacceptable.

If the Agreement is terminated before 3/1/2001, the Reinsurer will be fully and completely released from all liability under the 2001 and 2002 years of this Agreement. If the Agreement is terminated before 3/1/2002, the Reinsurer will be fully and completely released from all liability under the 2002 year of this Agreement.

Notwithstanding anything to the contrary, the Reinsurer may terminate this Agreement back to inception for any reason whatsoever before May 25, 2000, upon which the Reinsurer will be fully and completely released from all liability under this Agreement, and all amounts, if any, paid to the Reinsurer will be returned to the Company.


SALVAGE AND SUBROGATION
-----------------------

The Reinsurers will be credited with their share of salvage and/or subrogation in respect of claims and settlements under this Agreement, less their share of recovery expense. Unless the Company and Reinsurers agree to the contrary, the Company will enforce its right to salvage and/or subrogation and will prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right, the Reinsurers are hereby empowered and authorized to institute appropriate action in the name of the Company.

Amounts recovered from salvage and/or subrogation will always be used to reimburse the excess reinsurers (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the loss before being used in any way to reimburse the Company for its primary loss. If the amount recovered exceeds the recovery expense, the recovery expense will be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense as well as any originally incurred loss expense will be added to the ultimate net loss.


DELAYS, ERRORS OR OMISSIONS
---------------------------

Any inadvertent delay, error, or omission will not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, error, or omission had not been made, providing any error or omission will be rectified upon discovery.


AMENDMENTS
----------

This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers either by addenda hereto or by an exchange of letters; such addenda or letters will then constitute a part of this Agreement.


ACCESS TO RECORDS
-----------------

Provided the Company received prior notice, the Reinsurers or their designated representatives will have the right to inspect at any reasonable time, all records of the Company that pertain in any way to this Agreement.

INSOLVENCY
----------

(If more than one reinsured company is referenced within the definition of "Company" in the Preamble to this Agreement, this Article will apply severally to each such company. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.)

In the event of the Company's insolvency, the reinsurance afforded by this Agreement will be payable by the Reinsurers on the basis of the Company's liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Reinsurers to offset against such funds due hereunder, any sums that may be payable to them by said insolvent Company in accordance with the applicable law. The reinsurance will be payable by the Reinsurers directly to the Company, or to its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Company's insolvency or
(b) where the Reinsurers, with the consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of themselves to the payees under such policies in substitution for the Company's obligation to such payees. Then, and in that event only, the Company, with the prior approval by the Superintendent of Insurance of the state of New York of the Certificate of Assumption on New York risks, is entirely released from its obligation and the Reinsurers will pay any loss directly to payees under such policies.

The Company's liquidator, receiver, conservator, or statutory successor will give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurers may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at their own expense, any defense that they may deem available to the Company, or to its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers will be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Company solely as a result of the defense undertaken by the Reinsurers. Where two or more Reinsurers are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.


ARBITRATION
-----------

As a condition precedent to any right of action under this Agreement, any dispute (whether during the currency of this agreement or after expiration or termination of this Agreement) between the Company and any Reinsurer arising out of or in connection with this Agreement, including its formation or actual validity, will be submitted to the decision of a board of arbitration (hereinafter called the "board") composed of two arbitrators and an umpire meeting at a site in Morristown, New Jersey, unless some other site is mutually agreed by the parties. The members of the board will be impartial and disinterested, active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

To the extent not otherwise mutually agreed or provided for in this Article, the procedures and rules applicable to arbitration under the laws of the State of New York, as from time to time set forth, will govern the procedures of the arbitration. All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

All notices in connection with the arbitration will be in writing and sent certified or registered mail, return receipt requested. The claimant's notice demanding arbitration will reference this Article, will state in particulars all issues to be resolved in its view, and will name the arbitrator appointed by it. Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

If the respondent fails to appoint its arbitrator within 30 days after having received the claimant's notice demanding arbitration, the claimant is authorized to and will appoint the second arbitrator and will notify the respondent of the name of the arbitrator appointed for it. The two arbitrators will appoint an umpire before instituting the hearing. If the two arbitrators fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within 10 days thereafter the claimant will petition the United States District Court having geographical jurisdiction over the site of arbitration to appoint the umpire (or if the federal court declines to act, the state court having general jurisdiction in such area); the selection of the umpire will be within the exercise of sound discretion by the court. The board will notify the claimant and the respondent of the umpire's identity within 10 days of the umpire's appointment.

The arbitration hearing will commence within 60 days of the appointment of the umpire. Within 30 days of the date of notice of appointment of the umpire, the claimant and respondent will each submit initial briefs to the board outlining the issues in dispute and the basis and reasons for their respective positions. Within 10 days after filing of the initial briefs the claimant and the respondent may submit reply briefs. Initial and reply briefs may be amended by the submitting party at any time, but not later than 10 days prior to the date of commencement of the arbitration hearing. Reasonable responses will be allowed at the hearing to new material contained in any amendments filed to the briefs but not previously addressed.

Subject to customary and recognized legal rules of privilege, each party will have the obligation to produce as witnesses to the arbitration such of its employees or those of its affiliates as the other party may request, and any documents that the other party may request, providing always that those witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery prior to the arbitration. The board may, at its discretion, request and consider underwriting and placement information provided by the Company to the Reinsurers, as well as any correspondence exchanged by the parties that is related to this Agreement. Upon the petition of either the claimant or the respondent, the umpire will be the final judge of rules of privilege and as to relevancy of any witnesses and documents.

The board will conduct the hearing and make its award with regard to the terms expressed in this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the property-casualty insurance and reinsurance business. At the hearing, evidence will be allowed but the formal rules of evidence will not apply; cross examination and rebuttal will be allowed. Within 20 days of the close of the hearing, at their own election or at the request of the board, the claimant and the respondent may submit post-hearing briefs to be considered by the board before making its decision.

The board will make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later. The decision by the majority of the members of the board will be in writing and will be final and binding upon the parties. The board is empowered to grant interim relief as it may deem appropriate. Either the claimant or the respondent may apply to the United States District Court in the Company's state of domicile for an order confirming the award; a judgment of such court will thereupon be entered on the award. If such an order is issued, the party against whom confirmation is sought will pay the attorneys' fees and court costs the applying party incurs in pursuing the order.

The claimant and the respondent will each bear the expense of the arbitrator appointed by or for it and will jointly and equally bear the expense of the umpire and any stenographer requested. The remaining costs of the arbitration proceedings will be allocated by the board.

To the extent requested by the Company, the Reinsurer, or other Reinsurers hereon, where the issues in dispute between the Company and the Reinsurer are related or largely identical or similar to issues in dispute between the Company and other Reinsurers, all parties may join together in a consolidated arbitration under the terms and conditions contained in this Article to resolve all common issues; provided, however, that:

     A. The two arbitrators and umpire will be appointed by the Company and the original arbitrating Reinsurer;

     B. Each party to a consolidated arbitration will have the right to its own attorney, position, and related claims and defenses;

     C. No party will be prevented from presenting its position by the position put forth by any other party;

     D. The consolidated arbitration will not be construed as changing the liability of the Reinsurers under the terms of this Agreement from several to joint; and

     E. The cost and expenses of the arbitration, including the fees of the arbitrators and the umpire (but exclusive of attorneys' fees, which will be borne exclusively by the respective retaining party), will be borne pro rata by each party participating in the consolidated arbitration.


CONFIDENTIALITY
---------------

Neither party will disclose material details of this Agreement without the other party's prior consent. However, this restriction will not apply to disclosures made to agents, shareholders, policyholders, auditors, accountants, arbitrators, legal counsel, or other third parties in the ordinary course of business, or to disclosures made to arbitration panels, governmental agencies, regulatory authorities, or courts of law.


TAXES
-----

The Company will pay all taxes (except Federal Excise Tax) on premiums reported to the Reinsurers on this Agreement.


CURRENCY
--------

The sign "$" in this Agreement refers to United States of America Dollars, and all payments hereunder will be made in that currency.


SERVICE OF SUIT
---------------

(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

In the event any Reinsurer hereon fails to pay any amount claimed due hereunder, such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States and will comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit is instituted.

Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


AGENCY
------

For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Agreement will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.


SEVERABILITY
------------

If any provision of this Agreement will be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.


GOVERNING LAW
-------------

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                        INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

U.S.A.
------

NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph I of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause 11 of this paragraph 2 from the time specified in Clause III in this paragraph 2 shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     Limited Exclusion Provision*
     ----------------------------

     I. It is agreed that the policy does not apply under any liability coverage, to { injury, sickness, disease, death or destruction bodily injury or property damage with respect to which an insured under bodily injury or property damage the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph 2 shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3. Except for those classes of policies specified in Clause 11 of paragraph 2 and without in any way restricting the operation of paragraph I of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph 3, the following provision (specified as the Broad Exclusion Provision):

     Broad Exclusion Provision*

     It   is agreed that the policy does not apply:

     I. Under any Liability Coverage, to { injury, sickness, disease, death or destruction bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to

          { immediate medical or surgical relief first aid to expenses incurred with respect, to

          { bodily injury sickness, disease or death, bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to

          {    injury sickness disease, death or destruction bodily injury or property damage resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the injury, sickness, disease, death or destruction bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility property damage to such nuclear facility and any property thereat.

IV.  As used in this endorsement:

     "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIALS" means source materials, special nuclear material, or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," AND "BY PRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof, "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof-, "NUCLEAR FACILITY" means

     (a)  any nuclear reactor,

     (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

     (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property; "property damage" includes all forms of radioactive contamination of property.

V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3, whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3 shall not be applicable to

     (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

     (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraph I of this Clause, it is understood and agreed that paragraphs 2 and 3 above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada,


--------------------------------------------------------------------------------


* NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

N.M.A. 1590 (21/9/67) Approved by Lloyd's Underwriters' Non-Marine Association.


AMENDMENT TO THE DEFINITION OF WASTE

It is agreed that the definition of "WASTE" CONTAINED in subparagraph IV above is amended to read as follows:

                           "WASTE" means any material

     (a) containing byproduct material other than the tailings or waste produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (b) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.

CANADA
------

NUCLEAR INCIDENT EXCLUSION CLAUSE -- LIABILITY -- REINSURANCE

1. This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph I of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

Personal Liability, Farmers' Liability, Storekeepers' Liability, which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:

     Limited Exclusion Provision
     ---------------------------

     This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

     With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph I of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1992, shall be deemed to include from their inception dates and thereafter, the following provision:

     Broad Exclusion Provision
     -------------------------

     It is agreed that this Policy does not apply:

(a) to liability imposed by or arising from any nuclear liability act, law or statute or any law amendatory thereof; nor

(b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

(c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

     (i) the ownership, maintenance; operation or use of a nuclear facility by or on behalf of an Insured;

     (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

     (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

1. The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

3.   The term "nuclear facility" means:

     (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

     (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them,
          (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

     (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

     and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5. With respect to property, loss of use of such property shall be deemed to be property damage.

N.M.A. 1979 a (01/04/96)
Form approved by Lloyd's Underwriters' Non-Marine Association Limited

           NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)
                     (WORLDWIDE EXCLUDING U.S.A. & CANADA)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability ) in respect of

I. All Property on the site of a nuclear power station. Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

II. All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

     (a)  the generation of nuclear energy; or

     (b)  the Production, Use or Storage of Nuclear Material.

III. Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

IV.  The supply of goods and services to any of the sites, described in (I) to
     (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

     (i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors' plant and equipment);

     (ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

     (1)  The provision of any insurance or reinsurance whatsoever in respect of

          (a)  Nuclear Material;

          (b) Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

     (2) The provision of any insurance or reinsurance for the undernoted perils:

               - Fire, lightning, explosion; - Earthquake; - Aircraft and other aerial devices or articles dropped therefrom;

               - Irradiation and radioactive contamination; - Any other peril insured by the relevant local Nuclear Insurance Pool and/or

          Association; in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions
-----------

"Nuclear Material" means:

     (i) Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

     (ii) Radioactive Products or Waste.

"Radioactive Products or Waste" means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilisation of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

"Nuclear Installation" means:

     (i)   Any Nuclear Reactor;

     (ii) Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

     (iii) Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

"Nuclear Reactor" means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

"Production, Use or Storage of Nuclear Material" means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

"Property" shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

"High Radioactivity Zone or Area" means:

     (i) For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

     (ii) For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

N.M.A. 1975a (10/3/94) Approved by Lloyd's Underwriters' Non-Marine Association.

                       INTERESTS AND LIABILITIES AGREEMENT
                       attaching to and forming a part of

                           BLENDED AGGREGATE STOP LOSS
                              REINSURANCE AGREEMENT
                                     between

          The insurance subsidiaries of CRUM & FORSTER HOLDINGS, INC., including but not limited to the following entities:

                 UNITED STATES FIRE INSURANCE COMPANY, New York CRUM and FORSTER INSURANCE COMPANY, New Jersey
                  THE NORTH RIVER INSURANCE COMPANY, New Jersey
                  CRUM & FORSTER UNDERWRITERS Co. OF OHIO, Ohio
                   CRUM & FORSTER INDEMNITY COMPANY, New York
                       (hereinafter called the "Company")
                                       and

                            FEDERAL INSURANCE COMPANY
                (hereinafter called the "Subscribing Reinsurer")

It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that effective, January 1, 2000, Standard Time, to December 31, 2002, both days inclusive, the Subscribing Reinsurer's share in the interests and liabilities of the Reinsurers on the attached Agreement will be 100.00%.

The share of the Subscribing Reinsurer will be separate and apart from the shares of the other Reinsurers and will not be joint with those of the other Reinsurers, and the Subscribing Reinsurer will in no event participate in the interests and liabilities of the other Reinsurers.

If the Subscribing Reinsurer wishes to designate an alternate party to that named in the Service of Suit Article contained in the attached Agreement, then service of process will be made upon the party hereinafter named:




                                       1.

      IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Agreement to be executed by their duly
                           authorized representatives.

          The insurance subsidiaries of CRUM & FORSTER HOLDINGS, INC., including but not limited to the following entities:

                 UNITED STATES FIRE INSURANCE COMPANY, New York CRUM and FORSTER INSURANCE COMPANY, New Jersey
                  THE NORTH RIVER INSURANCE COMPANY, New Jersey CRUM & FORSTER UNDERWRITERS Co. OF OHIO, Ohio
                   CRUM & FORSTER INDEMNITY COMPANY, New York


Signature: /s/ MARY JANE ROBERTSON     Title:   Executive Vice President and CFO
----------------------------------     -----------------------------------------


Attest:                                Date:    September 28, 2000
----------------------------------     -----------------------------------------



                                 CHUBB RE, INC.
                              FOR AND ON BEHALF OF
                            FEDERAL INSURANCE COMPANY

Signature:                              Title:   Underwriter
-----------------------------------     ----------------------------------------


Attest:                                 Date:    September 29, 2000
-----------------------------------     ----------------------------------------






                                       2.

                       Interests and Liabilities Agreement
                       attaching to and forming a part of
                BLENDED AGGREGATE STOP LOSS REINSURANCE AGREEMENT
                                     Between

          The insurance subsidiaries of CRUM & FORSTER HOLDINGS, INC., including but not limited to the following entities:

                 UNITED STATES FIRE INSURANCE COMPANY, New York
                 CRUM AND FORSTER INSURANCE COMPANY, New Jersey
                  THE NORTH RIVER INSURANCE COMPANY, New Jersey
                  CRUM & FORSTER UNDERWRITERS CO. OF OHIO, Ohio
                   CRUM & FORSTER INDEMNITY COMPANY, New York
                    SENECA INSURANCE COMPANY, INC., New York
             CRUM & FORSTER SPECIALTY INSURANCE COMPANY, Connecticut
                       (hereinafter called the "Company")
                                       and

                                 ORC RE LIMITED
                (hereinafter called the "Subscribing Reinsurer")

I. It is hereby mutually understood and agreed by and between the Company and this Subscribing Reinsurer that effective January 1, 2001, Standard Time, to December 31, 2002, both days inclusive, this Subscribing Reinsurer's share will be 100% in the interests and liabilities of the attached Blended Aggregate Stop Loss Reinsurance Agreement ("Reinsurance Agreement").

II. As to this Interests and Liabilities Agreement, this Subscribing Reinsurer is liable for the period of January 1, 2001, Standard Time, to December 31, 2002, both days inclusive, and this Subscribing Reinsurer will be liable for Year 2 and Year 3 but not for Year 1 as described in the section entitled "Retention and Limit" of the Reinsurance Agreement. As to this Subscribing Reinsurer, this Interests and Liabilities Agreement expressly includes Seneca Insurance Company, Inc. and Crum & Forster Specialty Insurance Company.

III. As to this Interests and Liabilities Agreement and this Subscribing Reinsurer, the section of the Reinsurance Agreement entitled "Premium and Margin" is replaced in its entirety as follows:

          PREMIUM
          -------

          Premium: 5% of the cumulative Subject Net Earned Premium Income. A bordereau shall be prepared by the Company and provided to this Subscribing Reinsurer quarterly per the Reports and Remittances article of this Agreement.

          If the Company elects to reduce the Retention of a covered year, an additional premium will be due equal to 0.33% for each 1% increment, multiplied by the applicable annual Subject Net Earned Premium Income.


                                       1.

IV. As to this Interests and Liabilities Agreement and as to this Subscribing Reinsurer, the section of the Reinsurance Agreement entitled "Special Termination" is deleted in its entirety.

V. As to this Interests and Liabilities Agreement and as to this Subscribing Reinsurer, the second paragraph of the section entitled "Experience Account" of the Reinsurance Agreement is hereby amended to read as follows:

The Experience Account balance at any given time will be calculated as follows:

1.   Cumulative premium paid hereunder, if any, plus
                                                ----

2.   Cumulative Investment Credit (sum of all Investment Credits calculated to date), less
            ----

3. The amount of paid loss and loss expense recovered or recoverable hereunder, less
                ----

4.   Cumulative Federal Excise Tax paid.

VI. As to this Interests and Liabilities Agreement and as to this Subscribing Reinsurer, a new section entitled Credit For Reinsurance is hereby added to read to read as follows:

          CREDIT FOR REINSURANCE

          (a) As regards contracts and policies or bonds issued by the Company coming within the scope of the Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Subscribing Reinsurer a statement showing the reserves which are applicable to the Subscribing Reinsurer. The Subscribing Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, issued by an approved bank, or establish a trust account or trust accounts ("Trust Account") for the benefit of the Company in each case containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Ultimate Net Losses including IBNR, as shown in the statement prepared by the Company (hereinafter referred to as the "Company's Obligations").

          (b) The Letter of Credit shall be issued for a period of not less than one (1) year and shall automatically extended for one (1) year from its date of expiration or any future expiration date unless thirty
          (30) days prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

          (c) The Subscribing Reinsurer and Company agree that the Letters of Credit or Trust Account provided by the Subscribing Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in the separate Trust Agreement.


                                       2.

               (i) to reimburse the Company for the Company's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

               (ii) to make refund of any sum which is in excess of the actual amount required to pay the Company's Obligations under this Agreement; or

               (iii) to fund an account with the Company for the Company's
                    Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Subscribing Reinsurer.

          (c) In the event the amount drawn by the Company on any Letter of Credit or Trust Account is in excess of the actual amount required for
          (i) or (iii), the Company shall promptly return to the Subscribing Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Subscribing Reinsurer.

          (d) The issuing trustee bank shall have no responsibility whatsoever in connection with the priority of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

          (e) At quarterly intervals, or more frequently as agreed, the Company shall prepare a specific statement of the Company's Obligations, for the sole purpose of amending the Letter of Credit or adjusting the Trust Account balance, in the following manner:

               (i) If the statement shows that the Company's Obligations exceed the balance of credit of the Letter of Credit or market value of the eligible assets held in the Trust Account as of the statement date, the Subscribing Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit by the amount of, or adding eligible assets to the Trust Account with a market value equal to, such difference.

               (ii) If, however, the statement shows that the Company's
                    Obligations are less than the balance of credit or market value of the eligible assets held in the Trust Account as of the statement date, the Reinsured shall, within thirty (30) days after receipt of written request from the Subscribing Reinsurer, release such excess credit or assets by agreement to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess or withdraw assets from the Trust Account with such excess value and delivering them to the Reinsurer.


                                       3.

VII. As to this Interest and Liabilities Agreement and this Subscribing Reinsurer, the section of the Reinsurance Agreement entitled "Reports and Remittances" is amended as to section (e) to read as follows:

     e)   A report detailing items a, b, c, and d, above.

VIII. As to this Interest and Liabilities Agreement and the Reinsurance Agreement and this Subscribing Reinsurer, the section entitled "Taxes" of the Reinsurance Agreement is amended to read in its entirety as follows:

          TAXES
          -----

          a) The Company will pay all taxes on premiums reported to the Subscribing Reinsurer.

          b) The Subscribing Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue
          Code) to the extent such premium is subject to the Federal Excise Tax.

          c) In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United State Government.

IX. Except as otherwise provided in this Interests and Liabilities Agreement, all of the terms of the Reinsurance Agreement will remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. In the event of any conflict or inconsistency between this Interest and Liabilities Agreement and the Reinsurance Agreement, this Interests and Liabilities Agreement will prevail.

IN WITNESS WHEREOF, the parties have caused this Amendment Number 1 to the Reinsurance Agreement to be executed by their duly authorized representatives.

 The insurance subsidiaries of CRUM & FORSTER HOLDINGS, INC., including but not limited to the following entities:

                 UNITED STATES FIRE INSURANCE COMPANY, New York CRUM AND FORSTER INSURANCE COMPANY, New Jersey
                  THE NORTH RIVER INSURANCE COMPANY, New Jersey CRUM & FORSTER UNDERWRITERS CO. OF OHIO, Ohio
                   CRUM & FORSTER INDEMNITY COMPANY, New York

Signature: /s/ KATHLEEN McNAMARA             Title: Vice President
------------------------------------         -----------------------------------

Attest:                                      Date: May 17, 2002
------------------------------------         -----------------------------------




                                       4.

                                 ORC RE LIMITED

Signature: /s/                               Title: General Manager
------------------------------------         -----------------------------------

Attest: /s/                                  Date: May 16, 2002
------------------------------------         -----------------------------------


                                       5.